Exhibit 10.5

DIRECTOR INDEMNIFICATION AGREEMENT

THIS DIRECTOR INDEMNIFICATION AGREEMENT (this “Agreement”), is executed this       day of November, 2009, by and between InfoLogix, Inc., a Delaware corporation (the “Company”), and                      , a director of the Company (the “Indemnitee”).

RECITALS

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability, to ensure Indemnitee’s continued service to the Company in an effective manner, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of the Company’s Certificate of Incorporation or By-Laws (collectively, the “Corporate Documents”), any change in the composition of the Company’s Board of Directors (the “Board”), or any business transaction involving the Company), the Company and the Indemnitee desire to enter into this Agreement to provide for the indemnification of and the advancement of Expenses (as defined in Section 1(d)) to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a)                                  “Affiliate” has the meaning given to that term in Rule 405 under the Securities Act of 1933; provided, however, that for purposes of this Agreement, the Company and its subsidiaries shall not be deemed to constitute Affiliates of Indemnitee or the Indemnitee.

(b)                                 “Business Day” means any day except Saturday, Sunday and any day which is a federal holiday or a day on which banking institutions in the State of New York and the State of California are authorized or required by law or other governmental action to close.

(c)                                  “Claim” means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted, made or conducted by the Company or any other party, including without limitation any governmental entity, that Indemnitee reasonably determines in good faith might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.  Notwithstanding anything to the contrary set forth in this Agreement, the term “Claim” shall not include any action or proceeding commenced by Indemnitee.

(d)                                 “Expenses” includes reasonable attorneys’ and experts’ fees, expenses and charges and all other reasonable costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim; provided that attorneys’ fees, expenses, and charges shall not constitute Expenses if and to the extent this Agreement or law provides that the Company is not liable therefor.

(e)                                  “Indemnifiable Losses” means any and all damages, losses, liabilities, judgments, fines, penalties and amounts paid in a settlement entered into in compliance with this Agreement (including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) relating to, resulting from or arising out of any act or failure to act by the Indemnitee, or his or her status as any person referred to herein, in his or her capacity as a director, officer, employee or agent of the Company or any of its Affiliates, other than Hercules Technology I, LLC (“HTI”) and its Affiliates, or is or was serving while a director of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation (for profit or not-for-profit), limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (“Corporate Status”).

2.                                       Indemnification.

(a)                                  Except as provided herein, the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all Expenses and Indemnifiable Losses (collectively, “Losses”) relating to, resulting from or arising out of any Claim other than a Claim by or in the right of the Company.

(b)                                 Except as provided herein, the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all Expenses relating to, resulting from or arising out of any Claim brought by or in the right of the Company in which Indemnitee is a party or participant by reason of his Corporate Status.

(c)                                  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses or Expenses, as applicable, but not for the entire total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  If Indemnitee is not wholly successful in a Claim, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee against all Losses or Expenses, as applicable, incurred by Indemnitee in connection with each successfully resolved claim, issue or matter.  For purposes of this section, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3.                                       Advances.  If requested by Indemnitee pursuant to Section 4 hereof, the Company will within five (5) Business Days of such request advance to Indemnitee, any Expenses paid or incurred by Indemnitee in connection with any Claim for Losses for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under any provision of the Corporate Documents now or hereafter in effect relating to Losses and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company.  Indemnitee hereby agrees and undertakes to reimburse the Company for any advanced Expenses that remain unspent at the final conclusion of the Claim to which such advance relates and repay any advanced Expenses if the Indemnitee is ultimately determined by final order of a court of competent jurisdiction not to be entitled to such advanced Expenses or payment of insurance recovery, as the case may be.

4.                                       Notification of Claim; Procedure for Payment.  Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee shall, if a claim thereof is to be made against the Company hereunder, notify the Company of the commencement thereof.  The failure by Indemnitee to notify the Company of such Claim shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of the Claim and the Indemnitee’s failure results in forfeiture by the Company of defenses, rights or insurance coverage.

Indemnitee shall submit to the Company a written request specifying in detail the Losses for which Indemnitee seeks payment or advancement hereunder and the basis for the request.  The Company shall pay such Losses to which Indemnitee is entitled to be reimbursed hereunder to Indemnitee within five (5) Business Days of receipt of such request.  At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification or advances hereunder.

5.                                       No Other Presumption.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6.                                       Remedies.  If Indemnitee makes a request for Losses under Section 5 above and the Company fails to make such payment or advance in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition any court of competent jurisdiction to enforce the Company’s obligations under this Agreement.  In any judicial proceeding brought under this section, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Losses hereunder.

The Company shall reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under this section to the extent Indemnitee is successful on the merits or otherwise.

7.                                       Non-Exclusivity.  The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Corporate Documents, or the substantive  laws of the Company’s  jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (i) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (ii) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Corporate Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

8.                                       Liability Insurance and Funding.  The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance and Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided for any officer or director of the Company.  The Company may, but will not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance Expenses pursuant to this Agreement.

9.                                       Subrogation.  In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors). The Indemnitee will execute all papers reasonably required to evidence such rights of recovery (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

10.                                 No Duplication of Payments.  The Company will not be liable under this Agreement to make any payment in connection with any Indemnifiable Loss made against Indemnitee to the extent Indemnitee has otherwise actually received payment under any insurance policy, the Corporate

Documents and Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable hereunder, provided if any such payment is insufficient to pay in full any Indemnifiable Loss, the Company shall be liable to the Indemnitee for such unpaid Indemnifiable Loss, and provided further that the Indemnitee shall promptly repay to the Company amounts received under an insurance policy to the extent such payments would have reduced the amount  payable to the Indemnitee pursuant to this Section 9 had such amounts been received by Indemnitee prior to the Company making a payment to the Indemnitee hereunder.

11.                                 Defense of Claims.  The Company will be entitled to participate in the defense of any Claim or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, provided that in the event that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude, upon the advice of counsel, that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain separate counsel at the Company’s expense.  The Indemnitee will not, without the prior written consent of the Company (not to be unreasonably withheld), effect any settlement of any threatened or pending Claim to which the Company is or could have been a party.  The Company will not, without the prior written consent of the Indemnitee (not to be unreasonably withheld), effect any settlement of any threatened or pending Claim to which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Claim.

12.                                 Priority of Indemnification Obligations.  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of HTI) to advance Expenses or to provide indemnification for the same Expenses or Indemnifiable Losses incurred by Indemnitee hereunder are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Indemnifiable Losses to the extent required by the terms of this Agreement and the Corporate Documents, without regard to any rights Indemnitee may have against HTI and (iii) that it irrevocably waives, relinquishes and releases HTI from any and all claims against HTI for contribution or subrogation in respect thereof.  The Company further agrees that no advancement or payment by HTI on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and HTI shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that HTI is an express third party beneficiary of the terms of this Section 12.

13.                               Successors and Binding Agreement.

(a)                                  This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement).

(b)                                 This Agreement will inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

(c)                                  The respective rights and obligations of the Company and Indemnitee set forth herein may not be assigned or delegated without the prior written consent of the other party.

14.                                 Notices.  For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission or via email by PDF, or five (5) Business Days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one Business Day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to the Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

15.                                 Governing Law.  The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

16.                                 Validity.  If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal.  If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

17.                                 Amendment; Waiver.  No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that is not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

18.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

19.                                 Certain Interpretive Matters.  No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.  The Company expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to serve as a director of the Company and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

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IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first written above.

“Company”

INFOLOGIX, INC.

By:
Name:
Title:

“Indemnitee”

[NAME OF DIRECTOR]

Address:

Fax:
Email:

Signature Page to Indemnification Agreement